INVESTOR CONTACT: (818) 225-3550 David Bigelow or Lisa Riordan MEDIA CONTACT: (800)796-8448

For Immediate Release

COUNTRYWIDE REPORTS NOVEMBER 2004 OPERATIONAL DATA
- SERVICING PORTFOLIO REACHES $821 BILLION -
- MONTHLY LOAN FUNDINGS RISE TO $31 BILLION -

CALABASAS, CA (December 9, 2004) — Countrywide Financial Corporation (NYSE: CFC), a diversified financial services provider, released operational data for the month ended November 30, 2004. Highlights included the following:

•	Loan fundings for the month were $31 billion, an increase of 7 percent over last month and up 41 percent over November 2003. This brought year-to-date volume to $328 billion.

–	Monthly purchase volume rose 2 percent over the last month to $15 billion, and was 54 percent more than November 2003. Year-to-date purchase activity reached $160 billion.

–	Adjustable-rate fundings were flat compared to last month at $16 billion, but increased by 93 percent over November 2003, bringing year-to-date volume to $171 billion.

–	Home equity funding activity of $3.1 billion was essentially flat compared to last month but 89 percent greater than November 2003. Year-to-date volume totaled $28 billion.

–	Subprime volume rose by 6 percent over last month to $3.5 billion, which was 70 percent higher than November 2003. Year-to-date volume surpassed $35 billion.

•	Average daily application activity remained at the $2 billion level, essentially unchanged compared to October 2004, and 36 percent greater than November 2003.

•	The pipeline of loans-in-process was $51 billion, down 3 percent from last month, but 30 percent higher than November 2003.

•	The servicing portfolio rose to $821 billion, up $190 billion or 30 percent over November 2003.

•	Monthly securities trading volume rose 9 percent over last month to $260 billion, an increase of 32 percent over November 2003. This drove year-to-date volume to $2.9 trillion, surpassing the total amount generated in all of calendar 2003.

•	Total assets at Countrywide Bank continued to climb, reaching $39 billion, an increase of 7 percent over last month and more than double the level at November 2003.

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Investor Relations
4500 Park Granada – Calabasas, CA 91302 – 818-225-3550
http://www.countrywide.com

Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

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•	Monthly net earned premiums at Balboa of $67 million declined by 1 percent from last month, and were flat compared to November 2003. Year-to-date premium volume was $713 million.

•	Subservicing volume at Global Home Loans increased to $117 billion, up 14 percent over November 2003.

“November results reflect the dynamics of the current market,” said Stanford L. Kurland, President and Chief Operating Officer. “Overall production levels increased over last month driven by higher refinance activity. Average daily application volume remained robust at $2 billion, and the resulting pipeline of applications-in-process was $51 billion. The macro-hedge continues to operate effectively, as the servicing portfolio has grown by $190 billion since November 2003 to reach $821 billion. Successful execution of our production strategies coupled with portfolio retention efforts has enabled Countrywide to be the largest originator for the last four quarters, and moved us into the number one position in servicing according to Inside Mortgage Finance. We continue to focus on building our non-core businesses to lessen earnings volatility that results from fluctuating interest rate environments. We remain pleased with the progress of Countrywide Bank — where assets have now reached $39 billion — and the Capital Markets segment, where year-to-date securities trading volume has now topped last year’s record high.”

Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services. Mortgage banking businesses include loan production and loan servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services primarily prime-quality loans. Also included in Countrywide’s mortgage banking segment is the LandSafe group of companies which provide loan closing services. Diversified financial services encompass banking, capital markets, insurance, and global operations, largely through the activities of Countrywide Bank, a division of Treasury Bank, N.A., a bank offering depository and home loan products; Countrywide Capital Markets, a mortgage-related investment banker; Balboa Life and Casualty Group, whose companies are national providers of property, life and casualty insurance; Balboa Reinsurance, a captive mortgage reinsurance company; and Global Home Loans, a U.K. mortgage banking joint venture in which Countrywide holds a majority interest. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; general economic conditions in the United States and abroad; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; interest rate paths; the legal, regulatory and legislative environments in the markets in which the Company operates; and other risks detailed in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Investor Relations
4500 Park Granada – Calabasas, CA 91302 – 818-225-3550
http://www.countrywide.com

Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in millions)

	Month Ended		Year-to-Date
	November 30,	November 30,	November 30,
	2004	2003	2004
LOAN PRODUCTION
Number of Working Days in the Period	21	19	232
Average Daily Loan Applications	$2,010	$1,479	$2,028
Mortgage Loan Pipeline (loans in process)	$50,638	$38,841
Loan Fundings:
Consumer Markets Division	$10,183	$6,954	$100,935
Wholesale Lending Division	6,775	4,725	65,856
Correspondent Lending Division	11,594	8,598	120,502

Total Mortgage Banking	28,552	20,277	287,293
Capital Markets	1,082	829	15,845
Treasury Bank (2)	1,734	1,100	25,138

Total Loan Fundings	$31,368	$22,206	$328,276

Loan Fundings in Units:
Consumer Markets Division	75,600	57,058	724,984
Wholesale Lending Division	37,491	28,887	368,847
Correspondent Lending Division	68,947	52,969	686,652

Total Mortgage Banking	182,038	138,914	1,780,483
Capital Markets	4,523	4,629	64,550
Treasury Bank (2)	8,862	13,257	245,851

Total Loan Fundings in Units	195,423	156,800	2,090,884

Loan Fundings:
Purchase (3)	$15,154	$9,852	$159,953
Non-purchase (3)	16,214	12,354	168,323

Total Loan Fundings	$31,368	$22,206	$328,276

Government Fundings	$953	$1,370	$12,372
ARM Fundings	$16,422	$8,487	$171,474
Home Equity Fundings	$3,061	$1,620	$27,745
Subprime Fundings	$3,459	$2,029	$35,135
LOAN SERVICING (4)
Volume	$821,287	$631,470
Units	6,113,193	5,001,743
Subservicing Volume (5)	$17,421	$13,671
Subservicing Units	174,875	157,785
Prepayments in Full	$16,013	$11,403	$166,569
Bulk Servicing Acquisitions	$1,870	$144	$35,820
Portfolio Delinquency (%) - CHL (6)	3.85%	3.90%
Foreclosures Pending (%) - CHL (6)	0.41%	0.43%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in millions)

	Month Ended		Year-to-Date
	November 30,	November 30,	November 30,
	2004	2003	2004
LOAN CLOSING SERVICES (units)
Credit Reports	634,685	420,843	6,912,152
Flood Determinations	235,665	173,044	2,584,026
Appraisals	80,253	44,475	722,176
Automated Property Valuation Services	508,451	314,886	4,936,685
Other	15,895	9,741	160,899

Total Units	1,474,949	962,989	15,315,938

CAPITAL MARKETS
Securities Trading Volume (7)	$260,065	$196,586	$2,866,006
BANKING
Assets Held by Treasury Bank (in billions)	$38.8	$17.7
INSURANCE
Net Premiums Earned:
Carrier	$54	$54	$570
Reinsurance	13	13	143

Total Net Premiums Earned	$67	$67	$713

GLOBAL OPERATIONS
Global Home Loans Subservicing Volume (in billions)	$117	$103
Period-end Rates
10-Year U.S. Treasury Yield	4.36%	4.34%
FNMA 30-Year Fixed Rate MBS Coupon	5.27%	5.41%

(1)	The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	Treasury Bank funds loans for investment purposes; these loans are processed for Treasury Bank by the production divisions.

(3)	Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)	Includes loans held for sale, loans held for investment, and loans serviced under subservicing agreements for others.

(5)	Subservicing volume for other clients.

(6)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(7)	Includes trades with Mortgage Banking Division.

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